AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 1995
                                                    REGISTRATION NO. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  ----------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                  ----------
                           TRANSAMERICA CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
             Delaware                                  94-0932740
     (STATE OF INCORPORATION)              (I.R.S. EMPLOYER IDENTIFICATION NO.)
                            The Transamerica Pyramid
                            600 Montgomery Street
                       San Francisco, California 94111
                                (415) 983-4000
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           TRANSAMERICA CORPORATION
                          DIVIDEND REINVESTMENT PLAN
                                  ----------
                          Shirley H. Buccieri, Esq.
             Senior Vice President, General Counsel and Secretary
                           Transamerica Corporation
                           The Transamerica Pyramid
                            600 Montgomery Street
                       San Francisco, California 94111
                                (415) 983-4187
   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                                   CODE, OF
                              AGENT FOR SERVICE)
                                  COPIES TO:
                            Dana M. Ketcham, Esq.
                        Orrick, Herrington & Sutcliffe
                    The Old Federal Reserve Bank Building
                              400 Sansome Street
                       San  Francisco,  California  94111
                               APPROXIMATE DATE OF
                  COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ X ]

   If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [ ]   ----------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [ ]   ----------

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE
====================================================================================================
                                                                 PROPOSED MAXIMUM    MAXIMUM AMOUNT
      TITLE OF SHARES TO BE    AMOUNT TO BE  PROPOSED MAXIMUM       AGGREGATE       OF REGISTRATION
           REGISTERED           REGISTERED   PRICE PER SHARE(1)   OFFERING PRICE         FEE(1)
----------------------------------------------------------------------------------------------------
Common Stock $1.00 par          500,000(3)
 value(2) ....................    Shares         $69.125            $34,562,500        $11,918.10
====================================================================================================

(1) Based upon $69.125 per share, the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on September 25, 1995.
(2) Associated with the Common Stock are Preference Stock Purchase Rights which will not be exercisable or be evidenced separately from the Common Stock prior to the occurrence of certain events.
(3) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Transamerica Corporation Dividend Reinvestment Plan as a result of a stock split, stock dividend and similar adjustment of the outstanding Common Stock of the Corporation.

PROSPECTUS
-------------------------------------------------------------------------------
                           TRANSAMERICA CORPORATION

                         COMMON STOCK, $1.00 PAR VALUE

                          DIVIDEND REINVESTMENT PLAN
                     AMENDED EFFECTIVE SEPTEMBER 28, 1995

   Transamerica Corporation ("Transamerica") originally introduced the Dividend Reinvestment Plan (the "Plan") to provide registered holders of Transamerica Common Stock with a simple and convenient method of investing cash dividends and voluntary cash payments in additional shares of Transamerica Common Stock.

   Effective the date of this Prospectus, the Plan has been amended to make an additional 500,000 shares of Transamerica Common Stock available for purchase under the Plan, and to make certain other modifications. Participants in the Plan, which is administered by First Chicago Trust Company of New York ("First Chicago"), have three convenient methods for increasing their investment in Transamerica Common Stock:

   Option 1: Full Dividend Reinvestment (with voluntary cash option), pursuant to which Transamerica is authorized to make dividend payments on a stockholder's holdings of Transamerica Common Stock to First Chicago; using ALL of such dividend payment, First Chicago will subsequently purchase for such stockholder's account additional shares of Transamerica Common Stock at then current market prices.

   Option 2: Partial Dividend Reinvestment (with voluntary cash option), pursuant to which Transamerica is authorized to make dividend payments on a stockholder's holdings of Transamerica Common Stock to First Chicago; using ONLY PART of such dividend payment, as specified by the stockholder, First Chicago will subsequently purchase for such stockholder's account additional shares of Transamerica Common Stock at then current market prices.

   Option 3: Voluntary Cash Payments Only, pursuant to which a Transamerica stockholder at any time may make cash payments to First Chicago; First Chicago will subsequently purchase for such stockholder's account additional shares of Transamerica Common Stock at then current market prices.

   It is suggested that this Prospectus be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
THE DATE OF THIS PROSPECTUS IS SEPTEMBER 28, 1995

                              TABLE OF CONTENTS

                                    PAGE                                    PAGE
                                    ----                                    ----

Available Information .............  2    Use of Proceeds..................  17
Incorporation of Certain Documents        Legal Opinion....................  18
  by Reference.....................  2    Experts..........................  18
Transmerica Corporation............  3    Indemnification..................  18
The Plan...........................  3


                            AVAILABLE INFORMATION

   Transamerica is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Act"). In accordance with the Act, Transamerica files proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission"). This filed material can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661) and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, Transamerica Common Stock is listed on the New York and Pacific Stock Exchanges, and such material can be inspected at the offices thereof. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto filed with the Commission under the Securities Act of 1933.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Transamerica incorporates herein by reference (a) Transamerica's annual report on Form 10-K for the year ended December 31, 1994, (b) Transamerica's report on Form 8-K dated March 3, 1995 and its quarterly reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, and (c) the description of the Transamerica Common Stock set forth in the Registration Statement on Form 8-A as it may have been amended from time to time.

   All reports and definitive proxy or information statements filed by Transamerica pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock to which this Prospectus relates shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such documents. Transamerica will provide without charge to each person, including any beneficial owner to whom a Prospectus is delivered, upon the oral or written request of any such person, a copy of any or all of the documents incorporated by reference (excluding exhibits). Requests should be directed to Transamerica Corporation, Corporate Secretary's Office, The Transamerica Pyramid, 600 Montgomery Street, San Francisco, CA 94111, telephone (415) 983-4182.

   NO PERSON IS AUTHORIZED BY TRANSAMERICA CORPORATION TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

   THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE THROUGH ITS USE SHALL NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TRANSAMERICA CORPORATION SINCE THE DATE HEREON OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           TRANSAMERICA CORPORATION

   Transamerica Corporation is a financial services organization which engages through its subsidiaries in life insurance, consumer lending, commercial lending, leasing, real estate services and asset management. Transamerica was incorporated in Delaware in 1928 and its principal executive offices are located at 600 Montgomery Street, San Francisco, California 94111 (telephone (415) 983-4000).

                                   THE PLAN

   The following is a question and answer statement of the provisions of Transamerica's Dividend Reinvestment Plan as amended through the date of this Prospectus. Those holders of Transamerica Common Stock who do not wish to participate in the Plan will receive cash dividends, as declared, by check or direct deposit in the usual manner.

PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

   The purpose of the Plan is to provide holders of shares of Transamerica Common Stock with a simple and convenient method of investing cash dividends and voluntary cash payments in additional shares of Transamerica Common Stock without payment of any brokerage commission or service charge. Shares may be purchased under the Plan either directly from Transamerica or in open market purchases if Transamerica in its sole discretion directs First Chicago to commence open market purchases. If shares of Common Stock are purchased directly from Transamerica, Transamerica will receive additional funds for general corporate purposes.

PARTICIPATION OPTIONS

2. WHAT OPTIONS ARE AVAILABLE TO PARTICIPANTS IN THE PLAN?

   As a participant in the Plan:

   (a) You may have cash dividends on ALL of your shares of Transamerica Common Stock now or hereafter registered in your name automatically reinvested in shares of Transamerica Common Stock, and may make voluntary cash purchases of Transamerica Common Stock of not less than $10 per purchase up to an aggregate of $60,000 per calendar year (see Question 16); or

   (b) You may have cash dividends on ONLY PART of your shares of Transamerica Common Stock now or hereafter registered in your name automatically reinvested in shares of Transamerica Common Stock, and may make voluntary cash purchases of Transamerica Common Stock of not less than $10 per purchase up to an aggregate of $60,000 per calendar year (see Question 16); or

   (c) Whether or not your dividends are being reinvested, you may make voluntary cash purchases of not less than $10 per payment up to an aggregate of $60,000 per calendar year (see Question 16).

   TRANSAMERICA IS CURRENTLY PAYING DIVIDENDS ON ITS COMMON STOCK. STOCKHOLDERS ARE CAUTIONED, HOWEVER, THAT THE EXISTENCE OF THE PLAN IN NO WAY IMPLIES THAT TRANSAMERICA'S DIVIDEND POLICY WILL REMAIN UNCHANGED, OR EVEN THAT TRANSAMERICA WILL CONTINUE TO PAY DIVIDENDS. IN PARTICULAR, COMMON STOCK DIVIDEND PAYMENTS IN THE FUTURE DEPEND UPON TRANSAMERICA'S EARNINGS, FINANCIAL CONDITION AND OTHER FACTORS.

ADVANTAGES

3. WHAT ARE THE ADVANTAGES OF THE PLAN?

   (a) You pay no brokerage commissions or service charges on stock purchases.

   (b) The Plan provides a systematic way for you to use your dividends and/or cash to purchase additional shares of Transamerica Common Stock.

   (c) You will earn dividends on fractional shares as well as on full shares.

   (d) Voluntary cash payments of any amount from $10 minimum per payment to $60,000 maximum per calendar year to purchase additional shares may be remitted at any time by check or on a regular basis through automatic monthly electronic funds transfer from a predesignated account with a U.S. financial institution.

   (e) You may invest dividends on less than all of the shares registered in your name and continue to receive dividends on the remaining shares.

   (f) You will be sent a statement indicating the accumulated number of full and fractional shares in your account shortly following each investment of your dividends and/or cash payments.

   (g) All shares purchased through the Plan will be held for you by First Chicago unless you request a stock certificate. This convenience provides protection against certificates being lost, misplaced or stolen.

   (h) You may also send First Chicago your other Transamerica Common Stock certificates for safekeeping, free of charge. Dividends on all shares represented by the certificates deposited with First Chicago will be automatically reinvested in additional shares of Transamerica Common Stock.

   (i) All full shares acquired under the Plan whether the shares are held by First Chicago or by you will be voted in accordance with your instructions as set forth on the proxy completed by you.

   (j) You will continue to receive all stockholder reports, including annual and quarterly reports.

   (k) The Plan is entirely voluntary. You may terminate your participation at any time by giving written notice to First Chicago.

ADMINISTRATION

4. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

   First Chicago administers the Plan, keeps records, sends statements of account to each participant, and performs other duties related to the Plan. Shares of Transamerica Common Stock purchased for you under the Plan and shares deposited by you with First Chicago (collectively, "Plan Shares") will be held for you in safekeeping by or through First Chicago until termination of your participation in the Plan or until a written request is received from you for the issuance of certificates for all or part of your Plan Shares.

   Transamerica shall have the power, authority, and sole discretion to construe and interpret the Plan. Transamerica's decisions construing and interpreting the Plan shall be conclusive and binding on all parties. Transamerica may adopt rules and regulations to facilitate the administration of the Plan.

PARTICIPATION

5. WHO IS ELIGIBLE TO PARTICIPATE?

   The shares of Transamerica Common Stock that you own of record make you eligible to participate in the Plan. As described above, the Plan Shares are the whole and fractional shares of Transamerica Common Stock that are held in your Plan account. Ownership of at least a fractional Plan Share maintains your eligibility to participate in the Plan even if you no longer own any other Transamerica Common Stock. You will not be eligible to participate in the Plan if you reside in a jurisdiction in which it is unlawful for Transamerica to let you participate.

   A  Transamerica  stockholder's  right  to  participate  in  the  Plan  is not
transferable   apart  from  a  transfer  of  his  or  her  record  ownership  of
Transamerica Common Stock to another person.

6. IS PARTIAL PARTICIPATION POSSIBLE UNDER THE PLAN?

   Yes. You may elect to have dividends on all or some of your Transamerica Common Stock reinvested under the Plan (see Questions 2 and 9).

7. HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?

   If you hold Transamerica Common Stock and are not already enrolled in the Plan, you may join the Plan by completing and signing the authorization form provided with this Prospectus and returning it to First Chicago. A return envelope will be provided for this purpose, or you may mail your completed form to the Transamerica Dividend Reinvestment Plan at the address printed at the end of the response to this Question 7. If your Transamerica Common Stock is registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign the authorization form.

   Eligible stockholders may obtain an authorization form at any time by writing to First Chicago at the following address:

                 First Chicago Trust Company of New York
                 Transamerica Dividend Reinvestment Plan
                 P.O. Box 2598
                 Jersey City, NJ 07303-2598
                 Telephone: 1-800-446-2617

   First Chicago is available to answer telephone calls on weekdays from 9:00 a.m. to 6:00 p.m., East Coast time.

8. WHEN MAY AN ELIGIBLE STOCKHOLDER JOIN THE PLAN?

   As an eligible stockholder, you may join the Plan at any time. Reinvestment of dividends will commence on the dividend payment date relating to the record date following receipt by First Chicago of your completed authorization form.

9. WHAT DOES THE AUTHORIZATION FORM PROVIDE?

   The authorization form provides for the purchase of additional shares of Transamerica Common Stock through the following investment options:

  OPTION 1--FULL DIVIDEND REINVESTMENT (with voluntary cash option)

   If you choose this Option, you authorize Transamerica to pay ALL your dividends to First Chicago. First Chicago will use such dividends to purchase for your account additional shares of Transamerica Common Stock at the then current prices. Because the amount of your dividends may not be the exact amount necessary to purchase a number of full shares, First Chicago will credit your account with the total number of shares your dividends will purchase, including, when necessary, a fractional share calculated to three decimal places. These fractional shares, like full shares, earn dividends for you.

   Participants in Option 1 can also invest cash as often as once a month in varying amounts from $10 per payment to a maximum of $60,000 per calendar year to purchase Transamerica Common Stock. All payments may be sent to First Chicago by personal check or money order (made payable to "First Chicago--Transamerica, DRP"). Under Option 1, you need not make any voluntary cash payments.

  OPTION 2--PARTIAL DIVIDEND REINVESTMENT (with voluntary cash option)

   If you choose this Option, the Plan works in the same way as described in Option 1 except that you authorize Transamerica to pay ONLY PART of your dividends to First Chicago for the purchase of additional shares of Transamerica Common Stock. First Chicago will pay you the balance of your dividends. You may also invest cash in the same way as is described above under Option 1.

  OPTION 3--VOLUNTARY CASH PAYMENTS ONLY

   If you elect this Option, you can make voluntary cash payments to First Chicago to purchase additional shares in the same way as is described above under Option 1. You will continue to receive cash dividends on shares registered in your name. However, please bear in mind that all stock certificates deposited with First Chicago for safekeeping will become Plan Shares, and dividends paid on all Plan Shares will be automatically invested in additional shares of Transamerica Common Stock.

10. ARE STOCKHOLDERS ALREADY ENROLLED IN THE PLAN REQUIRED TO SEND IN A NEW AUTHORIZATION FORM ANNUALLY?

   No. Once enrolled in the Plan you will continue to be enrolled without further action on your part, unless you give notice to First Chicago in writing that you wish to terminate participation in the Plan, as described in Question 29.

11. HOW MAY PARTICIPANTS CHANGE INVESTMENT OPTIONS UNDER THE PLAN?

   A participant may change investment options at any time by requesting a new authorization form and returning it to First Chicago at the address specified in Question 7. A request for a new authorization form may be made by contacting First Chicago at the address or telephone number specified in Question 7. Changes in investment options are effective when First Chicago receives and processes a properly signed and completed authorization form. See Question 29 on how a participant may discontinue participation in the Plan.

PURCHASES

12. AT WHAT PRICE WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

   With respect to shares acquired directly from Transamerica, the price per share shall be deemed to be the mean of the high and low prices on the Investment Date (as defined in Question 13) for Transamerica Common Stock as reported in the New York Stock Exchange Composite Transaction reporting system. With respect to shares purchased in the open market, the price per share shall be the weighted average price for all shares of Transamerica Common Stock purchased by First Chicago for the relevant Investment Date. Transamerica may at any time direct First Chicago either to make open market purchases or to purchase shares directly from Transamerica.

13. WHEN WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

   The "Investment Date" in any month in which a dividend is paid is the dividend payment date (currently the last business day of January, April, July and October). The "Investment Date" in any month preceding a declared dividend payment date (currently March, June, September and December) will be the 20th day of such month (or if not a business day, the succeeding business day) in order for shares to be purchased prior to the date that they will be traded without the right to receive the following dividend payment (the ex-dividend date). The "Investment Date" for any other month (currently February, May, August and November) will be the last business day of such month.

   In the months in which dividends are paid, dividends and voluntary cash payments will be invested concurrently beginning on the Investment Date. Voluntary cash payments received on or prior to each Investment Date will be invested beginning on that Investment Date. First Chicago will make every effort to invest dividends and voluntary cash payments it receives promptly, and in no event later than 30 days following the Investment Date for such dividends and voluntary cash payments, except where necessary under any applicable federal securities laws or upon the instructions of Transamerica.

   Neither Transamerica nor any Plan participant shall have any authority or power to direct the time or price at which shares may be purchased, the selection of the broker or dealer through or from whom purchases are to be made or the manner in which such purchases may be made. In making such purchases for a participant's account, First Chicago may commingle a participant's funds with those of other participants.

14. HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS?

   A participant's account in the Plan will be credited with that number of shares, including a fraction computed to three decimal places, equal to the total dollar amount to be invested by such participant divided by the applicable purchase price per share.

VOLUNTARY CASH PAYMENTS

15. HOW DOES THE VOLUNTARY CASH PAYMENT OPTION WORK?

   Participants can invest cash as often as once a month in varying amounts from $10 per payment to a maximum of $60,000 per calendar year to purchase Transamerica Common Stock.

   The option to make cash purchases is available to you by completing and signing the authorization form. If you wish to enroll in the voluntary cash payments only feature of the Plan, a check or money order payable to "First Chicago--Transamerica, DRP" covering your first voluntary cash payment must accompany your authorization form. Do not send cash. Thereafter, voluntary cash payments may be made through the use of appropriate forms, which will be included with the statement which First Chicago will send you following each purchase of shares for your Plan account.

16. HOW ARE VOLUNTARY CASH PAYMENTS MADE?

   Each voluntary cash payment must be at least $10, and cash purchases made by any participant may not aggregate more than $60,000 per calendar year. First Chicago reserves the right to return to the participant amounts received in excess of the $60,000 limit within 30 days of receipt.

   The same amount of money need not be sent each month and there is no obligation to make any voluntary cash payments. Voluntary cash payments must be in U.S. dollars. All payments may be sent to First Chicago by check or money order (made payable to "First Chicago--Transamerica, DRP") or pursuant to the automatic investment feature described in Question 19.

17. WHEN WILL VOLUNTARY CASH PAYMENTS RECEIVED BE INVESTED?

   Voluntary cash payments received on or prior to each Investment Date (as described under Question 13) will be invested beginning on that Investment Date. NO INTEREST WILL BE PAID ON

FUNDS HELD BETWEEN RECEIPT AND INVESTMENT. YOU ARE THEREFORE ENCOURAGED TO SEND YOUR VOLUNTARY CASH PAYMENT SO THAT IT IS RECEIVED BY FIRST CHICAGO CLOSE TO, BUT NOT LATER THAN, EACH INVESTMENT DATE.

18. UNDER WHAT CIRCUMSTANCES WILL VOLUNTARY CASH PAYMENTS BE RETURNED?

   Your uninvested voluntary cash payment will be returned to you upon written request received by First Chicago at least two business days prior to an Investment Date. Uninvested cash payments will be completely refunded if the Plan is suspended or terminated, as described in Question 37. First Chicago also reserves the right to refund all amounts exceeding those permitted or approved (see Question 16). In no case will interest be paid on returned cash payments.

AUTOMATIC MONTHLY INVESTMENT

19. WHAT IS THE AUTOMATIC MONTHLY INVESTMENT FEATURE OF THE PLAN AND HOW DOES IT WORK?

   As a participant, you may make voluntary cash payments of not less than $10 per transaction nor more than $60,000 per calendar year by means of a monthly automatic electronic funds transfer ("Automatic Monthly Deduction") from a predesignated account with a United States financial institution. First Chicago will charge a fee of $1 per transaction for this service.

   To initiate Automatic Monthly Deductions, you must complete and sign an Automatic Monthly Deduction Form and attach a voided blank check for the account from which funds are to be drawn. Automatic Monthly Deduction Forms may be obtained from First Chicago. Forms will be processed as promptly as practicable.

   Once Automatic Monthly Deductions are initiated, funds will be drawn from your designated financial institution account on the third business day preceding each monthly Investment Date and will be used to purchase Transamerica Common Stock beginning on that Investment Date.

   You may change the amount of your Automatic Monthly Deduction by completing and submitting to First Chicago a new Automatic Monthly Deduction Form. To be effective with respect to a particular Investment Date, however, the new Automatic Monthly Deduction Form must be received by First Chicago at least six business days preceding that Investment Date. Otherwise, the change will be effective the following month. You may terminate your Automatic Monthly Deductions by notifying First Chicago in writing at least six business days prior to the desired effective date of the termination.

COSTS

20. WHAT ARE THE EXPENSES TO PARTICIPANTS UNDER THE PLAN?

   There are no brokerage fees for shares purchased directly from Transamerica. Brokerage fees and other expenses for shares purchased on the open market will be paid by Transamerica.

All costs of administration of the Plan are paid by Transamerica. However, as described in Questions 29 and 31, if you request First Chicago to sell your shares, you must pay a service fee and any related brokerage commission and applicable transfer tax. In addition, as described in Question 19, if you elect to have Automatic Monthly Deductions, you will pay First Chicago a fee of $1 per transaction in addition to any fee charged by your financial institution.

DEPOSIT OF ADDITIONAL CERTIFICATES

21. HOW MAY CERTIFICATES BE DEPOSITED WITH PLAN SHARES?

   You may deposit with First Chicago any Transamerica Common Stock certificates now or hereafter registered in your name for safekeeping under the Plan. There is no charge for this custodial service and, by making the deposit, you will be relieved of the responsibility for loss, theft or destruction of the certificate. Because you bear the risk of loss in sending stock certificates to First Chicago, it is recommended that certificates be sent to First Chicago by registered mail return receipt requested and properly insured. Certificates should not be endorsed. Whenever certificates are issued to you either upon request or upon termination of participation, new, differently numbered certificates will be issued. Dividends will be automatically reinvested on shares represented by the certificates deposited with First Chicago.

FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANTS

22. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

   Dividend Reinvestment. The participant must include in gross income the dividend paid by Transamerica even though it will be reinvested. In the event that shares are purchased on the open market on behalf of a participant under the Plan, the participant's share of brokerage commissions paid by Transamerica is treated as a distribution which is subject to income tax in the same manner as dividends. The participant's basis in shares purchased with reinvested dividends will equal the dividend distributed by Transamerica plus the participant's share of brokerage commissions paid by Transamerica, if any.

   Voluntary Cash Payments. In the event that shares are purchased on the open market on behalf of a participant under the Plan, the participant's share of brokerage commissions paid by Transamerica is treated as a distribution which is subject to income tax in the same manner as dividends. The participant's basis in shares purchased with voluntary cash payments will equal the voluntary cash payment plus the participant's share of brokerage commissions paid by Transamerica, if any.

   Additional Information. For corporate stockholders dividends generally will be eligible for the dividends-received deduction applicable to corporations under the Internal Revenue Code. However, corporate stockholders should be aware that the availability of the dividends-received deduction is limited where a holder of stock incurs indebtedness directly attributable to such stock and the availability of such deduction is also subject to a holding requirement. The holding period for shares purchased under the Plan will begin the day after the date the shares are acquired.

   The withdrawal of share certificates from a Plan account does not affect a participant's tax liability. However, a participant who receives a cash payment for the sale of whole Plan Shares held for such participant's account or for a fractional Plan Share then held in his or her account will realize gain or loss measured by the difference between the amount of the cash received and the participant's basis in the shares or fractional share. The gain or loss will be capital in character if the Plan Shares or fractional Plan Share are a capital asset in the hands of the participant.

   First Chicago will report to participants and to the Internal Revenue Service the amounts constituting dividends and distributions as described above and any proceeds from the sale of Plan Shares. In the case of participants whose dividends are subject to federal income tax withholding, First Chicago will reinvest dividends less the amount of tax required to be withheld. Participants who have not furnished a certified taxpayer identification number or who have been notified by the IRS that they are subject to back-up withholding may be subject to back-up withholding.

   All participants are urged to consult their own tax advisors to determine the particular tax consequences of their participation in the Plan.

23. HOW ARE INCOME TAX WITHHOLDING PROVISIONS APPLIED TO FOREIGN STOCKHOLDERS?

   In the case of a foreign participant whose income is subject to withholding of U.S. Federal income tax, the appropriate amount of tax will be withheld and the balance of the dividend will be applied to the purchase of Transamerica Common Stock.

REPORTS TO PARTICIPANTS

24. WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

   You will receive a statement from First Chicago within a reasonable period of time after each occasion that you purchase shares, showing the total number of full and fractional shares in your account under the Plan to date, the amount of any dividends and/or voluntary cash payments invested, the number of shares purchased and the purchase price per share. Tax information regarding dividends and reinvested dividends paid on your shares under the Plan will be included in reports made each calendar year to the Internal Revenue Service, and copies will be sent to you. These statements are your continuing record of the cost of your purchases and should be retained for income tax purposes. In addition, each participant will receive each amended Prospectus for the Plan and copies of other communications sent to all other holders of Transamerica Common Stock.

DIVIDENDS

25. WHAT WILL HAPPEN TO DIVIDENDS ON PLAN SHARES?

   Dividends on all Plan Shares, including fractional shares, whether such shares were purchased with reinvested dividends or with voluntary cash payments, or were shares deposited under the Plan, will be reinvested automatically in additional shares of Transamerica Common Stock.

CERTIFICATES FOR SHARES

26. WILL I RECEIVE CERTIFICATES FOR SHARES OF TRANSAMERICA COMMON STOCK PURCHASED UNDER THE PLAN?

   Plan Shares purchased by First Chicago for your Plan account will be registered in the name of First Chicago or its nominee, and certificates for such shares will not be issued until requested. The number of Plan Shares held in your account will be shown on the periodic statement of your account. This service eliminates the need for safekeeping by you to protect against loss, theft or destruction of stock certificates.

   At any time, you may request in writing that First Chicago send you a certificate for all or some of your whole Plan Shares. This request should be mailed to First Chicago at the address set forth in Question 7. Any remaining whole or fractional Plan Shares will continue to be held in your account. Certificates for fractional shares will not be issued under any circumstances.

27. IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED TO PARTICIPANTS?

   Accounts under the Plan are maintained in the name or names in which your shares are registered at the time you entered the Plan, and certificates will be registered in the same manner when they are issued.

28. MAY PLAN SHARES BE PLEDGED?

   Plan Shares credited to your account may not be pledged or assigned and any such purported pledge or assignment would not be enforceable. If you want to pledge or assign Plan Shares, you must request that a certificate for such shares be issued in your name.

TERMINATION OF PARTICIPATION IN THE PLAN

29. HOW DOES A PARTICIPANT DISCONTINUE PARTICIPATION IN THE PLAN?

   A participant may terminate participation in the Plan at any time prior to a dividend record date for the next dividend by notice in writing to First Chicago. As soon as practical following termination, First Chicago will send the participant a certificate for the participant's Plan Shares.

If a participant requests that First Chicago sell Plan Shares (as described in Question 31), First Chicago will sell all or a portion of such shares and remit the proceeds, less a service fee and any related brokerage commission and applicable transfer tax. If the request to terminate is received by First Chicago on or after the record date for a dividend payment, First Chicago, in its sole discretion, may either pay any such dividend in cash or reinvest it in Transamerica Common Stock on behalf of the terminating participant. If such dividend is reinvested, First Chicago may sell the shares purchased and remit the proceeds to the participant, less any service fee, related brokerage commission and applicable transfer tax. Any voluntary cash payments which had been sent to First Chicago prior to the request to terminate will also be invested unless return of the amount is expressly requested in the request for termination and such request is received at least two business days prior to the dividend payment date. In every case of termination, the participant's interest in a fractional share will be paid in cash based upon current market prices, less any service fee, related brokerage commission and applicable transfer tax.

   After termination, dividends will be paid to the stockholder in cash unless and until the stockholder rejoins the Plan, which he or she may do at any time by submitting an authorization form to First Chicago.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

30. HOW DOES A PARTICIPANT WITHDRAW SHARES HELD UNDER THE PLAN?

   You may withdraw all or some of your Plan Shares (whole shares only) by notifying First Chicago in writing to that effect and specifying in the notice the number of shares to be withdrawn. This notice should be mailed to First Chicago at the address set forth at Question 7 above. If the notice of withdrawal is not received by First Chicago before the record date for the next dividend, the next dividend on such Plan Shares will be reinvested for your account.

   Certificates for whole shares of Common Stock so withdrawn will be issued. In no case will certificates for fractional shares be issued. After you withdraw Plan Shares from your account in the form of stock certificates, any dividends on the shares you withdrew will be reinvested or paid in cash according to your current instructions with respect to your Transamerica Common Stock (see Question 33 below).

SALE OF SHARES

31. HOW DOES A PARTICIPANT SELL SHARES HELD UNDER THE PLAN?

   You may request the sale of any number of your Plan Shares held by First Chicago in writing or by calling First Chicago at 1-800-446-2617, using a touch-tone phone. First Chicago will make every effort to process all sale orders (written and by telephone) on the day it receives them, provided that instructions are received before 1:00 p.m. East Coast time on a business day when First Chicago and the relevant securities market are open. You will be sent a check for the proceeds of sale, less a service fee and any related brokerage commission and applicable transfer tax.

OTHER INFORMATION

32. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL TRANSAMERICA COMMON STOCK REGISTERED IN HIS OR HER NAME?

   If you dispose of all of your Transamerica Common Stock registered in your name, you will continue to be a Plan participant as long as you own Plan Shares until you terminate your participation in the Plan (see Question 29). The dividends on your Plan Shares will continue to be reinvested until you withdraw from the Plan.

33. WHAT HAPPENS WHEN YOU SELL OR TRANSFER SOME BUT NOT ALL OF YOUR TRANSAMERICA COMMON STOCK?

   If you are reinvesting dividends on only a portion of your shares of Transamerica Common Stock, those shares sold or transferred will be considered to be cash dividend-receiving shares to the extent possible. Dividend reinvestment will only be reduced when share sales or transfers exceed the number of shares receiving cash dividends. For example, if you own 1,000 shares, and you are having dividends on 600 of those shares reinvested under the Plan, you may sell or transfer up to 400 of your shares without reducing the number of shares that participate in the dividend reinvestment feature of the Plan.

   On the other hand, if you own 1,000 shares and are having dividends reinvested on 600 of them, and then you sell 550 shares, dividends will be reinvested on the remaining 450 shares. Then, when you acquire another 250 shares (either through purchase or through distribution from your Plan account), dividends will be reinvested on the first 150 of those (to restore the total to 600), and not on the last 100.

34. WHAT HAPPENS IF TRANSAMERICA DECLARES A STOCK DIVIDEND OR A STOCK SPLIT, OR MAKES A RIGHTS OFFERING?

   Any shares of Common Stock distributed by Transamerica pursuant to a stock dividend or a stock split with respect to Plan Shares will be added to your Plan account.

   Shares of Common Stock distributed pursuant to a stock dividend or a stock split with respect to your other shares of Transamerica Common Stock will be mailed directly to you in the same manner as to stockholders who are not participating in the Plan.

   Participation in any rights offering will be based upon both shares of Transamerica Common Stock registered in a participant's name and any whole Plan Shares credited to such participant's Plan account.

35. HOW WILL A PARTICIPANT'S PLAN SHARES BE VOTED AT STOCKHOLDERS' MEETINGS?

   Whole Plan Shares held by First Chicago for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. This proxy will apply to all of your full Plan Shares and shares registered in your name as of the record date and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card. If a participant does not return the proxy, First Chicago will not vote any of such shares.

36. WHAT IS THE RESPONSIBILITY OF TRANSAMERICA AND FIRST CHICAGO UNDER THE PLAN?

   Transamerica and First Chicago, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability (1 ) arising out of failure to terminate a participant's account upon such participant's death prior to receipt of written notice of such death, and (2) with respect to the prices at which shares are purchased or sold for the participant's account and the times such purchases or sales are made.

   PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER TRANSAMERICA NOR FIRST CHICAGO CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS WITH RESPECT TO THE SHARES PURCHASED BY THEM UNDER THE PLAN.

37. MAY THE PLAN BE CHANGED OR DISCONTINUED?

   Transamerica reserves the right to suspend, terminate or modify the Plan at any time. You will be notified of any such suspension, termination or modification. Transamerica also reserves the right to direct First Chicago to terminate any participant's participation in the Plan at any time. Except as described in the following paragraph, upon a termination of the Plan or of your participation in the Plan, any uninvested voluntary cash payments will be returned (in the case of termination of participation by the participant, upon request only), a certificate for whole Plan Shares credited to your account will be issued, and a cash payment (based on the then current market price) less any service fee, related brokerage commission and applicable transfer tax will be made for any fractional Plan Share credited to your account.

   In the event Transamerica hereafter terminates the Plan and simultaneously establishes another dividend reinvestment plan, each participant in the Plan will be enrolled automatically in the new plan and shares credited to his or her account under this Plan will be credited automatically to the new dividend reinvestment plan, unless written notice to the contrary is received by First Chicago from a participant.

38. WHAT ARE SOME OF THE RESPONSIBILITIES OF A PARTICIPANT UNDER THE PLAN?

   Shares of Common Stock in the Plan are subject to escheat to the state in which a participant resides in the event that such shares are deemed, under such state's laws, to have been abandoned by a participant.

   A participant, therefore, should notify First Chicago promptly in writing of any change of address. Account statements and other communications to a participant will be addressed to such participant at the last address of record provided by such participant to First Chicago.

   A participant will have no right to instruct First Chicago with respect to any shares of Transamerica Common Stock or cash held by First Chicago except as expressly provided herein.

39. HOW MAY STOCKHOLDERS OBTAIN ANSWERS TO OTHER QUESTIONS REGARDING THE PLAN?

   Any questions or correspondence should be addressed to:

                    First Chicago Trust Company of New York
                    Transamerica Dividend Reinvestment Plan
                    P.O. Box 2598
                    Jersey City, NJ 07303-2598
                    Telephone: 1-800-446-2617

   First Chicago is available to answer telephone calls on weekdays from 9:00 a.m. to 6:00 p.m., East Coast time. First Chicago will also respond within one business day to inquiries on the Internet addressed to "FCTC[@DELLPHI.COM".

                               USE OF PROCEEDS

   Transamerica has no basis for estimating precisely either the number of shares of Common Stock that may be sold under the Plan or the prices at which such shares may be sold. The net proceeds of the Common Stock will be used for general corporate purposes, including funding investments in, or extensions of credit to, Transamerica's subsidiaries or, when market conditions are appropriate, portions of the proceeds may be used to repurchase some of the outstanding debt and capital securities of Transamerica and its subsidiaries. Pending any of these ultimate uses, Transamerica may invest the net proceeds or may use them to reduce short-term indebtedness.

                                LEGAL OPINION

   The validity of the shares of Common Stock offered hereby will be passed upon for Transamerica by Orrick, Herrington & Sutcliffe, San Francisco, California.

                                   EXPERTS

   The consolidated financial statements of Transamerica for the year ended December 31, 1994, incorporated by reference to Transamerica's Annual Report on Form 10-K, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                               INDEMNIFICATION

   The General Corporation Law of Delaware empowers a corporation to indemnify its directors, employees and agents against certain expenses, judgments, fines and amounts incurred in connection with such person's employment by the corporation. Transamerica's bylaws provide for indemnification of directors and officers to the fullest extent permitted or allowed under Delaware law, and Transamerica insures its directors and officers against certain liabilities that may be incurred by them.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Transamerica pursuant to the foregoing provisions, Transamerica has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           Registration fee                                 $11,918
           Printing                                          25,000*
           Mailing and distribution                          16,000*
           Accounting fees                                   10,000*
           Legal fees                                        15,000*
           Blue sky and legal investment fees and expenses        0
           Listing fees                                       1,500
           Miscellaneous                                          0
                Total                                        79,418

           -------------
           * Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   As authorized by Section 145 of the Delaware Corporation Law, the Corporation's Certificate of Incorporation eliminates the personal liability of its directors to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases) or (iv) any transaction from which the director derived an improper personal benefit.

   As authorized by Section 145 of the Delaware Corporation Law, the Corporation's By-Laws provide for indemnification of its directors and officers in certain cases. Indemnification shall be provided when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director or officer of the Corporation or a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another enterprise; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that the director or officer did not act in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful; and provided, further, that, except as to actions to enforce indemnification rights, the Corporation shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. When indemnification is required, the director or officer shall be indemnified for losses, liabilities and expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him or her in connection therewith.

   If such proceeding is brought by or on behalf of the Corporation, such person shall be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the Corporation; however, a court may, even in such case, allow indemnification to such person for such expenses as the court deems proper.

   The Corporation's By-Laws provide that, notwithstanding the foregoing, where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her unless the Corporation has determined that indemnification of such person is not proper because he or she has not met the applicable standard of conduct.

   In addition to the above, the Corporation has entered into Indemnification Agreements (the "Indemnification Agreements") with each of its directors and officers. The Indemnification Agreements provide directors and officers with generally the same indemnification by the Corporation as is set forth in the immediately preceding paragraphs except that the Indemnification Agreements differ from the By-Laws in the following significant respects: (1) following a change in control (as defined) of the Corporation, approval by the Board of Directors of the Corporation of a claim initiated by a director or officer is not required as a condition to such person's indemnification rights; and (2) no indemnification shall be provided to a director or officer if a final adjudication or judgment adverse to such person establishes that such person did not meet the required standard of care and such person's actions were material to the cause of action adjudicated or, with respect to an action brought by or in the right of the Corporation, that such person committed an act for which personal liability has not been eliminated under the Corporation's Certificate of Incorporation.

   The Indemnification Agreements also provide for (i) arbitration of indemnification claims after a change in control of the Corporation, (ii) if a potential change in control or a change in control occurs, the establishment of a trust for the benefit of an indemnitee of reasonably anticipated indemnification amounts, and (iii) if the indemnification provided in the Indemnification Agreements is not available, contribution by the Corporation based on the relative benefits to the Corporation and the indemnitee and the relative fault of the Corporation and the indemnitee.

   There is directors and officers liability insurance presently outstanding which insures directors and officers of the Corporation. The policy covers losses for which the Corporation shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policy also covers losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by the Corporation. The losses covered by the policy are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policy contains certain deductible provisions.

ITEM 16.  EXHIBITS.

EXHIBIT
 NUMBER        DESCRIPTION OF EXHIBIT
--------       ----------------------

  5.1 Opinion letter of Orrick, Herrington & Sutcliffe as to the validity of the Common Stock.

 12.1 Ratio of Earnings to Fixed Charges Calculation (incorporated by reference to Exhibit 12.1 of Transamerica's Annual Report on Form 10-K for the year ended December 31, 1994 and to Exhibit 12.1 of Transamerica's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995).

 24.1          Consent of Ernst & Young LLP.

 24.2          Consent of  Orrick,  Herrington  &  Sutcliffe  (contained  in the
               opinion  letter  filed  as  Exhibit  5.1  to  this   Registration
               Statement). 25.1 Powers of Attorney.

ITEM 17.  UNDERTAKINGS.

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings in clauses (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 28th day of September, 1995.

                                 TRANSAMERICA CORPORATION
                                       (Registrant)



                                 By  /s/  FRANK C. HERRINGER
                                    ------------------------------------
                                    Name: Frank C. Herringer
                                    Title: President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following  persons in the capacities and on the date indicated.
     SIGNATURE                                  TITLE                                   DATE
     ---------                                  -----                                   ----
  FRANK C. HERRINGER
----------------------         President, Chief Executive Officer and
  Frank C. Herringer           Director (Principal Executive Officer)                 Sept. 28, 1995

   EDGAR H. GRUBB
----------------------         Executive Vice President and Chief
   Edgar H. Grubb              Financial Officer (Principal Financial Officer)        Sept. 28, 1995

  BURTON E. BROOME
----------------------         Vice President and Controller
  Burton E. Broome             (Principal Accounting Officer)                         Sept. 28, 1995

         *
----------------------         Chairman  of the Board and Director                    Sept. 28, 1995
  James R. Harvey

         *
----------------------         Director                                               Sept. 28, 1995
    Myron DuBain

         *
----------------------         Director                                               Sept. 28, 1995
   Samuel L. Ginn

         *
----------------------         Director                                               Sept. 28, 1995
  Gordon E. Moore

         *
----------------------         Director                                               Sept. 28, 1995
    Toni Rembe

         *
----------------------         Director                                               Sept. 28, 1995
  *Condoleezza Rice

         *
----------------------         Director                                               Sept. 28, 1995
  Charles R. Schwab

         *
----------------------         Director                                               Sept. 28, 1995
  Forrest N. Shumway

         *
----------------------         Director                                               Sept. 28, 1995
  Peter V. Ueberroth

* By /s/ ROBERT D. MYERS
  -----------------------
       Robert D. Myers
     (attorney-in-fact)



                               INDEX TO EXHIBITS
EXHIBIT                                                                           SEQUENTIALLY
NUMBER                       DESCRIPTION OF EXHIBIT                               NUMBERED PAGE
-------                      ----------------------                               -------------

5.1 Opinion letter of Orrick, Herrington & Sutcliffe as to the validity of the Common Stock.

12.1          Ratio of Earnings to Fixed Charges  Calculation  (incorporated  by        *
              reference to Exhibit 12.1 of Transamerica's  Annual Report on Form
              10-K for the year ended  December  31, 1994 and to Exhibit 12.1 of
              Transamerica's  Quarterly  Report on Form  10-Q for the  quarterly period ended June 30, 1995).

24.1          Consent of Ernst & Young LLP.

24.2          Consent  of  Orrick,  Herrington  &  Sutcliffe  (contained  in the        *
              opinion   letter  filed  as  Exhibit  5.1  to  this   Registration
              Statement).

25.1          Powers of Attorney.
